                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                         Date of Report: June 24, 1998
               Date of earliest event reported: February 13, 1998
                            _______________________



                           BRADLEY REAL ESTATE, INC.
             (Exact name of Registrant as specified in its charter)



          MARYLAND                 1-10328                 04-6034603
(State or other jurisdiction    (Commission File         (I.R.S. Employer
      of incorporation)            Number)              Identification No.)


                40 SKOKIE BOULEVARD, NORTHBROOK, ILLINOIS 60062
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (847) 272-9800

Item 5.     Other Events.
            ------------

    Bradley Real Estate, Inc. (the "Company" or "Bradley") files this Form 8-K report that contains financial statements consistent with Regulation S-X, Rule 3-14 for properties accounting for over 50% of the aggregate acquisition costs of a series of properties acquired during the period January 1, 1998 through June 22, 1998 (the "Completed Acquisitions") or whose acquisition the Company considers probable (the "Pending Acquisitions" and, together with the Completed Acquisitions, the "Acquisition Properties").

    The Acquisition Properties do not include properties which Bradley expects to acquire pursuant to the Agreement and Plan of Merger dated May 30, 1998 between Bradley and Mid-America Realty Investments, Inc. (the "Mid-America Merger").

    During the period January 1 through June 22, 1998, the Company acquired 12 shopping centers and two outlots adjacent to one of Bradley's existing centers at an aggregate cost of approximately $98.8 million. In addition, as of June 22, 1998 the Company had entered into contracts for the purchase of an additional seven Pending Acquisitions for an estimated total acquisition price of approximately $89.6 million. No one property or group of properties comprising the Completed Acquisitions or the Pending Acquisitions was or will be in itself significant, but in the aggregate the costs of the Acquisition Properties exceed 10% of the total assets of the Company and its subsidiaries consolidated at December 31, 1997. The Completed Acquisitions have been funded, and management currently expects that the Pending Acquisitions will be funded, with borrowings under the Company's bank line of credit and through the assumption of existing mortgage indebtedness. No assurance can be given that all or any of the Pending Acquisitions will be consummated or that the terms of the respective transactions or the proposed method of financings may not change materially from that described herein.


    The dates, shopping centers acquired and the approximate acquisition cost for the respective Acquisition Properties are as follows:


Completed Acquisitions:
----------------------

     DATE                         PROPERTY                              APPROXIMATE ACQUISITION COST
February 13, 1998       Kings Plaza, Richmond, IN                                 $ 3,671,000
March 5, 1998           Sagamore Park, West Lafayette, IN                           7,769,000
March 13, 1998          Oak Creek Centre, Oak Creek, WI                             4,926,000
March 31, 1998          Midtown Mall, Ashland, KY                                   7,441,000
March 31, 1998        * Courtyard Shopping Center, Burton, MI                       9,710,000
April 10, 1998        * Redford Plaza, Redford, MI                                 20,614,000
May 13, 1998            Butterfield Square, Libertyville, IL                       13,008,000
May 13, 1998          * Plainview Village, Louisville, KY                          12,100,000
May 13, 1998          * Camelot Shopping Center, Louisville, KY                     8,645,000
May 13, 1998            Dixie Plaza, Louisville, KY                                 3,700,000
May 28, 1998            Bartonville, Peoria, IL                                     1,583,000
May 28, 1998            Sterling Outlots, Peoria, IL                                  525,000
June 10, 1998           Garden Plaza, Franklin, WI                                  5,146,000
                                                                                  -----------
                                                                                  $98,838,000
                                                                                  ===========

Pending Acquisitions:
--------------------

                    PROPERTY                                                ESTIMATED ACQUISITION COST

         * Ellisville Square, St. Louis, MO                                        $11,232,000
           Fox River, Burlington, WI                                                 7,748,000
         * Holiday Manor, Louisville, KY                                            18,928,000
           Lincoln Park Plaza, New Haven, IN                                         5,200,000
           Northport Shopping Center, Port Washington, WI                            3,730,000
           Oak Park Plaza, Oak Park Heights, MN                                     15,444,000
         * Salem Consumer Square, Dayton, OH                                        27,341,000
                                                                                   -----------
                                                                                 $  89,623,000
                                                                                   ===========

     Properties designated with an asterisk (*) are properties included within the Acquisition Properties for which financial statements accompany this report. (See Item 7.) None of the Acquisition Properties was or will be acquired from a related party of the Company or its consolidated subsidiaries. Factors considered by the Company in assessing the acquisition price for each of the Acquisition Properties included its location and tenant mix, including opportunities for retenanting and remodeling consistent with the Company's experience as a shopping center operator; its current net operating income and the prospect for increased income in the short and long range future; capitalization rates for shopping center properties of the type acquired, in the Midwest area of the United States generally and in the locality in which the property is located; current operating costs and the possibility of effecting property-level operating efficiencies as a result of the Company's ownership of a significant number of shopping centers in the Midwest; and the differential between the Company's cost of capital in acquiring the property and the property's current and potential net operating income. After reasonable inquiry, the Company is not aware of any material factors relating to any specific property included within the Acquisition Properties other than those discussed in the preceding sentence that would cause the reported financial information not to be necessarily indicative of future operating results.

     On June 18, 1998, the Company filed a Registration Statement on Form S-4 (Registration No. 333-57123) with the Securities and Exchange Commission relating to the 8.4% Series A Convertible Preferred Stock to be issued by the Company upon consummation of the Mid-America Merger (the "Merger Registration Statement"). Reference is made to the Merger Registration Statement for a description of the terms of the Mid-America Merger, and for certain pro forma financial statements which give effect both to the Mid-America Merger and to certain Prior Bradley Transactions described therein including the acquisition of the Acquisition Properties.

     Like the pro forma financial information in the Merger Registration Statement, the pro forma financial statements listed under Item 7 below reflect both (a) the Prior Bradley Transactions other than the Mid-America Merger as well as (b) the Prior Bradley Transactions and the Mid-America Merger. Such financial statements reflect the same adjustments that are a part of the pro forma financials set forth in the Merger Registration Statement, but also set forth, in the Pro Forma Condensed Statements of Income that reflect the Prior Bradley Transactions, separate pro forma adjustments for the Acquisition Properties for which financial statements are included in this Form 8-K and for the other Acquisition Properties for which financial statements are not included in this Form 8-K.

Item 7.        Financial Statements, Pro Forma Financial Information and
               ---------------------------------------------------------
               Exhibits
               --------

     The following financial statements and pro forma financial information accompany this report:

     (a)   Financial Statements - Acquisition Properties - Redford Plaza

           Independent Auditors' Report

           For the Three Months Ended March 31, 1998 (unaudited) and the Year Ended December 31, 1997

               Statement of Revenues and Certain Expenses

               Notes to Statement of Revenues and Certain Expenses

     (b)   Financial Statements - Acquisition Properties - Courtyard Shopping
           Center

           Independent Auditors' Report

           For the Three Months Ended March 31, 1998 (unaudited) and the Year Ended December 31, 1997

               Statement of Revenues and Certain Expenses

               Notes to Statement of Revenues and Certain Expenses

     (c) Financial Statements - Acquisition Properties - Camelot Shopping Center and Plainview Village

           Independent Auditors' Report

           For the Three Months Ended March 31, 1998 (unaudited) and the Year Ended December 31, 1997

               Combined Statement of Revenues and Certain Expenses

               Notes to Combined Statement of Revenues and Certain Expenses

     (d)   Financial Statements - Acquisition Properties - Salem Consumer Square

           Independent Auditors' Report

           For the Three Months Ended March 31, 1998 (unaudited) and the Year Ended December 31, 1997

               Statement of Revenues and Certain Expenses

               Notes to Statement of Revenues and Certain Expenses

     (e) Financial Statements - Acquisition Properties - Holiday Manor Shopping Center

           Independent Auditors' Report

           For the Three Months Ended March 31, 1998 (unaudited) and the Year Ended December 31, 1997

               Statement of Revenues and Certain Expenses

               Notes to Statement of Revenues and Certain Expenses

     (f)   Financial Statements - Acquisition Properties - Ellisville Square

           Independent Auditors' Report

           For the Three Months Ended March 31, 1998 (unaudited) and the Year Ended December 31, 1997

               Statement of Revenues and Certain Expenses

               Notes to Statement of Revenues and Certain Expenses

     (g)   Pro Forma Financial Information - Bradley Real Estate, Inc.

               Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 (unaudited)

               Pro Forma Condensed Balance Sheet to reflect Prior Bradley Transactions as of March 31, 1998 (unaudited)

               Pro Forma Condensed Combined Statement of Income for the Three Months Ended March 31, 1998 (unaudited)

               Pro Forma Condensed Statement of Income to reflect Prior Bradley Transactions for the Three Months Ended March 31, 1998 (unaudited)

               Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 1997 (unaudited)

               Pro Forma Condensed Statement of Income to reflect Prior Bradley Transactions for the Year Ended December 31, 1997 (unaudited)

     (h)   Exhibits

           Exhibit 23.1   Consent of KPMG Peat Marwick LLP

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  BRADLEY REAL ESTATE, INC.


                                  By:/s/ Thomas P. D'Arcy
                                     --------------------
Date: June 24, 1998                  Thomas P. D'Arcy
                                     Chairman, President and
                                     Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:

We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Redford Plaza for the year ended December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in Note
2. The presentation is not intended to be a complete presentation of Redford Plaza's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2, of Redford Plaza for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                    KPMG Peat Marwick LLP



Chicago, Illinois
April 9, 1998

ACQUISITION PROPERTIES - REDFORD PLAZA

Statement of Revenues and Certain Expenses


Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)
-------------------------------------------------------------------------------------------------------------

                                                       Three Months
                                                           Ended
                                                      March 31, 1998                    Year Ended
                                                        (unaudited)                  December 31, 1997
-------------------------------------------------------------------------------------------------------------

Revenues:

  Base rental income                                        $513,002                     $1,881,979
  Operating expense and real estate tax recoveries           153,741                        621,148
  Other income                                                 4,937                          6,843
-------------------------------------------------------------------------------------------------------------
Total revenues                                               671,680                      2,509,970
-------------------------------------------------------------------------------------------------------------
Certain expenses:

  Real estate taxes                                           68,618                        263,919
  Operating expenses                                          51,018                        240,880
  Utilities                                                   12,528                         50,160
  Insurance                                                   18,084                         72,336
-------------------------------------------------------------------------------------------------------------
Total expenses                                               150,248                        627,295
-------------------------------------------------------------------------------------------------------------
Excess of revenues over certain expenses                    $521,432                     $1,882,675
-------------------------------------------------------------------------------------------------------------


See accompanying notes to statement of revenues and certain expenses.

ACQUISITION PROPERTIES - REDFORD PLAZA

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------
(1)      BACKGROUND

         The Statement of Revenues and Certain Expenses (Statement) has been included for Redford Plaza (Redford) which was acquired by Bradley Operating Limited Partnership (the Operating Partnership) on April 10, 1998.

         Redford is located in Redford, Michigan. It consists of approximately 285,000 square feet of gross leasable area and was approximately 92% occupied at December 1997.

(2)      BASIS OF PRESENTATION

         The Statement has been prepared for the purpose of complying with Rule
         3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of Redford's revenues and expenses. The Statement has been prepared on the accrual basis of accounting and requires management of Redford to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

         Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Redford have been excluded from the Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

         Unaudited Interim Period
         ------------------------

         The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normally recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3)      REVENUES

         The property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

         Approximately 10% and 21% of Redford is leased to two tenants representing approximately 17% and 12% of base rental income, respectively.

         Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $55,000 for the year ended December 31, 1997.

ACQUISITION PROPERTIES - REDFORD PLAZA

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

-------------------------------------------------------------------------------
     Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:
-------------------------------------------------------------------------------
     Year                                                        Amount
-------------------------------------------------------------------------------
     1998                                                      $2,036,000
     1999                                                       1,853,000
     2000                                                       1,610,000
     2001                                                       1,298,000
     2002                                                       1,144,000
     Thereafter                                                 5,838,000
-------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:

We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Courtyard Shopping Center for the year ended December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in Note
2. The presentation is not intended to be a complete presentation of Courtyard Shopping Center's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2, of Courtyard Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                    KPMG Peat Marwick LLP



Chicago, Illinois
May 7, 1998

ACQUISITION PROPERTIES - COURTYARD SHOPPING CENTER

Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

-------------------------------------------------------------------------------------------------------------
                                                                     Three Months
                                                                        Ended
                                                                   March 31, 1998        Year Ended
                                                                     (unaudited)      December 31, 1997
-------------------------------------------------------------------------------------------------------------

 Revenues:

   Base rental income                                                  $202,812            $893,232
    Operating expense and real estate tax recoveries                     64,567             313,171
  Other income                                                            1,106               1,883
-------------------------------------------------------------------------------------------------------------
Total revenues                                                          268,485           1,208,286
-------------------------------------------------------------------------------------------------------------
Certain expenses:

  Real estate taxes                                                      36,051             143,044
  Operating expenses                                                     32,642             143,644
  Utilities                                                              18,898              78,757
  Insurance                                                               3,295              13,179
-------------------------------------------------------------------------------------------------------------
Total expenses                                                           90,886             378,624
-------------------------------------------------------------------------------------------------------------
Excess of revenues over certain expenses                               $177,599            $829,662
-------------------------------------------------------------------------------------------------------------

See accompanying notes to statement of revenues and certain expenses.

ACQUISITION PROPERTIES - COURTYARD SHOPPING CENTER

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------

(1)  BACKGROUND

     The Statement of Revenues and Certain Expenses (Statement) has been included for Courtyard Shopping Center (Courtyard) which was acquired by Bradley Operating Limited Partnership (the Operating Partnership) on March 31, 1998.

     Courtyard is located in Burton, Michigan. It consists of approximately 148,000 square feet of gross leasable area and was approximately 76% occupied at December 31, 1997.

(2)  BASIS OF PRESENTATION

     The Statement has been prepared for the purpose of complying with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of Courtyard's revenues and expenses. The Statement has been prepared on the accrual basis of accounting and requires management of Courtyard to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Courtyard have been excluded from the Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

     Unaudited Interim Period
     ------------------------

     The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normally recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3)  REVENUES

     The property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

     Approximately 12%, 18% and 29% of Courtyard is leased to three tenants representing approximately 11%, 22% and 39% of base rental income, respectively.

     Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $15,000 for the year ended December 31, 1997.

ACQUISITION PROPERTIES - COURTYARD SHOPPING CENTER

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------

     Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:
--------------------------------------------------------------------------------
     Year                                              Amount
--------------------------------------------------------------------------------
     1998                                           $  785,000
     1999                                              764,000
     2000                                              774,000
     2001                                              722,000
     2002                                              609,000
     Thereafter                                      3,172,000
--------------------------------------------------------------------------------

                INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:

We have audited the accompanying combined statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Camelot Shopping Center and Plainview Village for the year ended December 31, 1997. This combined financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in Note 2. The presentation is not intended to be a complete presentation of Camelot Shopping Center's and Plainview Village's revenues and expenses.

In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in Note 2, of Camelot Shopping Center and Plainview Village for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                    KPMG Peat Marwick LLP



Chicago, Illinois
May 7, 1998

ACQUISITION PROPERTIES - CAMELOT SHOPPING CENTER AND PLAINVIEW VILLAGE

Combined Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)


--------------------------------------------------------------------------------
                                       Three Months
                                          Ended
                                      March 31, 1998              Year Ended
                                       (unaudited)            December 31, 1997
--------------------------------------------------------------------------------
  Revenues:

  Base rental income                     $537,350                 $2,026,919
  Operating expense and real
   estate tax recoveries                   97,341                    264,026
  Other income                              7,421                      8,709
--------------------------------------------------------------------------------

Total revenues                            642,112                  2,299,654

--------------------------------------------------------------------------------

Certain expenses:

  Real estate taxes                        42,012                    160,047
  Operating expenses                       43,576                    169,589
  Utilities                                12,984                     67,614
  Insurance                                 7,246                     28,981

--------------------------------------------------------------------------------

Total expenses                            105,818                    426,231

--------------------------------------------------------------------------------

Excess of revenues over
 certain expenses                        $536,294                 $1,873,423

--------------------------------------------------------------------------------

See accompanying notes to combined statement of revenues and certain expenses.

ACQUISITION PROPERTIES - CAMELOT SHOPPING CENTER AND PLAINVIEW VILLAGE

Combined Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------

(1)  BACKGROUND

     The Combined Statement of Revenues and Certain Expenses (Combined Statement) has been included for certain properties which were acquired from the same seller by Bradley Operating Limited Partnership (the Operating Partnership) on May 13, 1998. The properties are as follows:

               Camelot Shopping Center
               Plainview Village

     Camelot Shopping Center is located in Louisville, Kentucky. It consists of approximately 151,000 square feet of gross leasable area and was approximately 96% occupied at December 31, 1997.

     Plainview Village is located in Louisville, Kentucky. It consists of approximately 144,000 square feet of gross leasable area and was approximately 99% occupied at December 31, 1997.

(2)  BASIS OF PRESENTATION

     The Combined Statement has been prepared for the purpose of complying with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of the properties' revenues and expenses. The Combined Statement has been prepared on the accrual basis of accounting and requires management of the properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the properties have been excluded from the Combined Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

     Unaudited Interim Period
     ------------------------

     The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normally recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3)  REVENUES

     The properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the properties are reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the combined statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

ACQUISITION PROPERTIES-CAMELOT SHOPPING CENTER AND PLAINVIEW VILLAGE

Combined Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------

     Approximately 16% and 3% of Camelot Shopping Center is leased to two tenants representing approximately 18% and 10% of base rental income, respectively. Approximately 22% and 6% of Plainview Village is leased to two tenants representing approximately 10% and 11% of base rental income, respectively.

     Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $63,000 for the year ended December 31, 1997.


     Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:


-----------------------------------------------------------

       Year                                     Amount

-----------------------------------------------------------
     1998                                     $1,884,000
     1999                                      1,662,000
     2000                                      1,332,000
     2001                                      1,101,000
     2002                                        812,000
     Thereafter                                1,531,000

-----------------------------------------------------------


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:


We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Salem Consumer Square for the year ended December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in Note
2. The presentation is not intended to be a complete presentation of Salem Consumer Square's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2, of Salem Consumer Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                KPMG Peat Marwick LLP


Chicago, Illinois
May 29, 1998

ACQUISITION PROPERTIES - SALEM CONSUMER SQUARE

Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)



--------------------------------------------------------------------------------

                                       Three Months
                                          Ended
                                       March 31, 1998          Year Ended
                                        (unaudited)         December 31, 1997

--------------------------------------------------------------------------------
Revenues:

    Base rental income                  $563,393                $2,210,992
    Operating expense and real
     estate tax recoveries               136,301                   575,159
    Other income                           5,289                    19,665

--------------------------------------------------------------------------------

Total revenues                           704,983                 2,805,816

--------------------------------------------------------------------------------

Certain expenses:
    Real estate taxes                     77,622                   310,486
    Operating expenses                    44,169                   289,601
    Utilities                             19,849                    64,398
    Insurance                             11,443                    41,485


Total expenses                           153,083                   705,970

--------------------------------------------------------------------------------

Excess of revenues over
 certain expenses                       $551,900                $2,099,846

--------------------------------------------------------------------------------

See accompanying notes to statement of revenues and certain expenses.

ACQUISITION PROPERTIES - SALEM CONSUMER SQUARE

Notes to Statement of Revenues and Certain Expenses

Year Ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------

(1) BACKGROUND

    The Statement of Revenues and Certain Expenses (Statement) has been included for Salem Consumer Square (Salem) which Bradley Real Estate, Inc. (the Company) through Bradley Operating Limited Partnership (the Operating Partnership) proposes to acquire. Salem is located in Dayton, Ohio. It consists of approximately 275,000 square feet of gross leasable area and was approximately 95% occupied at December 31, 1997.

(2) BASIS OF PRESENTATION

    The Statement has been prepared for the purpose of complying with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of Salem's revenues and expenses. The Statement has been prepared on the accrual basis of accounting and requires management of Salem to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

    Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Salem have been excluded from the Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

    Unaudited Interim Period
    ------------------------

    The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3) REVENUES

    The property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

    Approximately 23% of Salem Consumer Square is leased to one tenant representing approximately 20% of base rental income.

ACQUISITION PROPERTIES - SALEM CONSUMER SQUARE

Notes to Statement of Revenues and Certain Expenses

Year Ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------


    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $16,000 for the year ended December 31, 1997.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:


------------------------------------------------------------

      Year                                      Amount

------------------------------------------------------------
      1998                                    $2,219,000
      1999                                     1,974,000
      2000                                     1,546,000
      2001                                     1,302,000
      2002                                     1,147,000
      Thereafter                               5,097,000

------------------------------------------------------------


                         INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:


We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Holiday Manor Shopping Center for the year ended December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in Note
2. The presentation is not intended to be a complete presentation of Holiday Manor Shopping Center's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2, of Holiday Manor Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                KPMG Peat Marwick LLP


Chicago, Illinois
May 29, 1998

ACQUISITION PROPERTIES - HOLIDAY MANOR SHOPPING CENTER

Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)


------------------------------------------------------------------------------------------

                                                    Three Months
                                                        Ended
                                                   March 31, 1998         Year Ended
                                                     (unaudited)       December 31, 1997

------------------------------------------------------------------------------------------
Revenues:
 Base and percentage rental income                   $408,516              $1,655,284
 Operating expense and real estate tax recoveries      37,692                 136,297
 Other income                                           1,707                    5,01
------------------------------------------------------------------------------------------

Total revenues                                        447,915               1,796,593

------------------------------------------------------------------------------------------
Certain expenses:
 Real estate taxes                                     23,880                  95,476
 Operating expenses                                    26,999                  07,980
 Utilities                                             10,414                  33,945
 Insurance                                              2,516                   9,958
 ------------------------------------------------------------------------------------------

Total expenses                                         63,809                 247,359

------------------------------------------------------------------------------------------

Excess of revenues over certain expenses             $384,106              $1,549,234

------------------------------------------------------------------------------------------

See accompanying notes to statement of revenues and certain expenses.

ACQUISITION PROPERTIES - HOLIDAY MANOR SHOPPING CENTER

Notes to Statement of Revenues and Certain Expenses

Year Ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------

(1) BACKGROUND

    The Statement of Revenues and Certain Expenses (Statement) has been included for Holiday Manor Shopping Center (Holiday Manor) which Bradley Real Estate, Inc. (the Company) through Bradley Operating Limited Partnership (the Operating Partnership) proposes to acquire.

    Holiday Manor is located in Louisville, Kentucky. It consists of approximately 156,000 square feet of gross leaseable area and was approximately 91 percent occupied at December 31, 1997.

(2) BASIS OF PRESENTATION

    The Statement has been prepared for the purpose of complying with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of Holiday Manor's revenues and expenses. The Statement has been prepared on the accrual basis of accounting and requires management of Holiday Manor to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

    Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Holiday Manor have been excluded from the Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

    Unaudited Interim Period
    ------------------------

    The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3) REVENUES

    The property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

    Approximately 36% of Holiday Manor is leased to one tenant representing approximately 28% of base rental income.

ACQUISITION PROPERTIES - HOLIDAY MANOR SHOPPING CENTER

Notes to Statement of Revenues and Certain Expenses

Year Ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------



    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $73,000 for the year ended December 31, 1997.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:



---------------------------------------------------------------
       Year                                      Amount
---------------------------------------------------------------
       1998                                    $1,282,000
       1999                                     1,113,000
       2000                                     1,024,000
       2001                                       889,000
       2002                                       709,000
       Thereafter                               5,883,000
---------------------------------------------------------------

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:


We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Ellisville Square for the year ended December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in Note
2. The presentation is not intended to be a complete presentation of Ellisville Square's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2, of Ellisville Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                KPMG Peat Marwick LLP



Chicago, Illinois
June 1, 1998

ACQUISITION PROPERTIES - ELLISVILLE SQUARE

Statement of Revenues and Certain Expenses

Year ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)



--------------------------------------------------------------------------------

                                  Three Months
                                     Ended
                                 March 31, 1998                Year Ended
                                   (unaudited)               December 31, 1997
--------------------------------------------------------------------------------
Revenues:
 Base rental income                 $308,679                    $1,115,549
 Operating expense and real
  estate tax recoveries               55,570                       221,502
 Other income                            293                         5,266

--------------------------------------------------------------------------------

Total revenues                       364,542                     1,342,317

--------------------------------------------------------------------------------

Certain expenses:
 Real estate taxes                    53,368                       213,471
 Operating expenses                   59,878                       234,368
 Utilities                             9,524                        23,774
 Insurance                             2,336                         8,947

--------------------------------------------------------------------------------

Total expenses                       125,106                       480,560

--------------------------------------------------------------------------------

Excess of revenues over
 certain expenses                   $239,436                      $861,757

--------------------------------------------------------------------------------

See accompanying notes to statement of revenues and certain expenses.

ACQUISITION PROPERTIES - ELLISVILLE SQUARE

Notes to Statement of Revenues and Certain Expenses

Year Ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------

(1) BACKGROUND

    The Statement of Revenues and Certain Expenses (Statement) has been included for Ellisville Square which Bradley Real Estate, Inc. (the Company) through Bradley Operating Limited Partnership (the Operating Partnership) proposes to acquire.

    Ellisville Square is located in St. Louis, Missouri. It consists of approximately 146,000 square feet of gross leasable area and was approximately 99% occupied at December 31, 1997.

(2) BASIS OF PRESENTATION

    The Statement has been prepared for the purpose of complying with Rule 3.14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of Ellisville Square's revenues and expenses. The Statement has been prepared on the accrual basis of accounting and requires management of Ellisville Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

    Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Ellisville Square have been excluded from the Statement. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

    Unaudited Interim Period
    ------------------------

    The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3) REVENUES

    The property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the statement of revenues and certain expenses include amounts due for 1997 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

    Approximately 59%, 7% and 5% of Ellisville Square is leased to three tenants representing approximately 51%, 12% and 11% of base rental income, respectively.

ACQUISITION PROPERTIES - ELLISVILLE SQUARE

Notes to Statement of Revenues and Certain Expenses

Year Ended December 31, 1997 and the
Three Months ended March 31, 1998 (unaudited)

--------------------------------------------------------------------------------


    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $12,000 for the year ended December 31, 1997.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are approximately as follows:



--------------------------------------------------------------------------------

     Year                                    Amount

--------------------------------------------------------------------------------
     1998                                 $1,228,000
     1999                                  1,209,000
     2000                                  1,001,000
     2001                                    748,000
     2002                                    717,000
     Thereafter                            7,139,000
--------------------------------------------------------------------------------


                           BRADLEY REAL ESTATE, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)

     This unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Prior Bradley Transactions (see Note A) and the Mid-America Merger had been consummated on March 31, 1998. The Mid-America Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of Bradley's management, all adjustments necessary to reflect the effects of this transaction have been made. The accompanying pro forma condensed combined financial statements have been prepared based on pro forma adjustments to pro forma and historical financial statements of Bradley and historical financial statements of Mid-America.

     This unaudited Pro Forma Condensed Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of Bradley would have been at March 31, 1998, nor does it purport to represent the future financial position of Bradley. This unaudited Pro Forma Condensed Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by the Pro Forma Condensed Balance Sheet to reflect Prior Bradley Transactions and the respective historical financial statements and the notes thereto of Bradley and Mid-America.


                                                                                                           BRADLEY
                                                        PRIOR                        PRO FORMA            PRO FORMA
                                                       BRADLEY                      MID-AMERICA          AS ADJUSTED
                                                      PRO FORMA     MID-AMERICA       MERGER              FOR THE
                                                   TRANSACTIONS(A)   HISTORICAL    ADJUSTMENTS (B)    MID-AMERICA MERGER
                                                   ---------------  ------------  ------------------  -------------------
                                                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
ASSETS
Real estate investments, at cost.................      $815,062        $152,716         $(10,926)               $956,852
Accumulated depreciation and amortization........       (44,582)        (34,161)          34,161                 (44,582)
                                                       --------        --------         --------                --------
  Net real estate investments....................       770,480         118,555           23,235                 912,270

Cash and cash equivalents........................         2,505              --               --                   2,505
Rents and other receivables......................        12,120           2,285           (1,106)(C)              13,299
Investment in partnership........................            --          14,943           (1,656)                 13,287
Deferred charges and other assets................        17,699           3,912           (2,927)(D)              18,684
                                                       --------        --------         --------                --------
  Total assets...................................      $802,804        $139,695         $ 17,546                $960,045
                                                       ========        ========         ========                ========

LIABILITIES
Mortgage loans...................................        80,718          49,499          (11,417)(E)             118,800
Unsecured notes payable..........................       199,496              --               --                 199,496
Lines of credit..................................       119,479          11,951           18,310(F)              149,740
Accounts payable, accrued expenses and
 other liabilities...............................        24,471           1,849               49                  26,369
                                                       --------        --------         --------                --------
  Total liabilities..............................       424,164          63,299            6,942                 494,405
                                                       --------        --------         --------                --------

Minority interest................................        19,803              --               --                  19,803
                                                       --------        --------         --------                --------

SHARE OWNERS' EQUITY
Series A Preferred Stock and paid-in capital.....            --              --           87,000(G)               87,000
Common stock at par..............................           237              83              (83)(G)                 237
Additional paid-in capital.......................       343,733         119,730         (119,730)(G)             343,733
Accumulated earnings in excess of distributions..        14,867         (43,417)          43,417(G)               14,867
                                                       --------        --------   --------------                --------
  Total share owners' equity.....................       358,837          76,396           10,604                 445,837
                                                       --------        --------         --------                --------
     Total liabilities and share owners'
       equity....................................      $802,804        $139,695         $ 17,546                $960,045
                                                       ========        ========         ========                ========

____________________

Notes to Pro Forma Condensed Combined Balance Sheet

(A) See page F-28 for the pro forma condensed balance sheet giving effect to Prior Bradley Transactions.

(B) Represents adjustments to record the Mid-America Merger in accordance with the purchase method of accounting, based upon a purchase price of approximately $157.2 million, which assumes a value of $25 per share of Series A Preferred Stock, computed as follows (in thousands):


        Issuance of Series A Preferred Stock..........................  $ 87,000
        Assumption of Mid-America liabilities.........................    63,299
        Adjustment to increase mortgage debt to estimated fair value..     2,043
        Estimated costs of the Mid-America Merger.....................     4,850
                                                                        --------
                                                                        $157,192
                                                                        ========

(C) Represents the write-off of the portion of the Mid-America accounts receivable representing deferred rents arising from Mid-America recognition of rental income on a straight-line basis in accordance with generally accepted accounting principles. Bradley, as the surviving corporation, will recognize rental income on a straight-line basis over the remaining terms of the Mid-America leases in accordance with generally accepted accounting principles.

(D) Represents the adjustment of Mid-America's carrying value of deferred charges to the estimated fair values in accordance with the purchase method of accounting. Organization costs, leasing costs and management contracts of Mid-America were deemed to have no future value to Bradley and were written-off in accordance with the purchase method of accounting. Other assets were adjusted to the estimated fair values as of March 31, 1998. The amounts represented by these adjustments are summarized below (in thousands):


        Leasing costs...........................................  $ 2,693
        Decrease in value of TIF bonds..........................    1,581
        Loan costs..............................................    1,319
        Management contract.....................................      893
        Other...................................................      406
        Increase in cash surrender value of executive benefits..      (35)
        Less accumulated amortization...........................   (3,930)
                                                                  -------

        Pro forma adjustment....................................  $ 2,927
                                                                  =======

(E) Represents the expected prepayment of Mid-America mortgage debt funded with Bradley's line of credit, and the adjustment to the carrying value of the remaining Mid-America mortgage debt to the estimated fair values at March 31, 1998, as follows (in thousands):

        Expected amount of Mid-America
         mortgage debt to be prepaid......................  $(13,460)
        Adjustment to estimated fair value
         for remaining mortgage debt......................     2,043
                                                            --------

        Pro forma adjustment..............................  $(11,417)
                                                            ========

(F) Estimated payments for fees and expenses related to the Mid-America Merger are as follows (in thousands):


        Investment advisory fees...................................  $ 1,770
        Termination and severance..................................    1,160
        Legal and accounting.......................................    1,015
        Real estate due diligence and closing costs................      614
        Other......................................................      145
        Printing and filing fees...................................       96
        D&O insurance..............................................       50
                                                                     -------
                                                                       4,850
        Expected amount of Mid-America mortgage debt prepaid with
            Bradley's line of credit...............................   13,460
                                                                     -------
        Pro forma adjustment.......................................  $18,310
                                                                     =======

(G) To adjust Mid-America's capital accounts to reflect the issuance of 3,480,000 shares of Series A Preferred Stock in exchange for all of the outstanding shares of Mid-America Common Stock at an Exchange Ratio of 0.42 shares of Series A Preferred Stock for each outstanding share of Mid-America Common Stock, as follows (in thousands):


                                                                                                       SERIES A
                                                                                                      PREFERRED
                                                                                                      STOCK AND
                                                    COMMON       PAID-IN         DISTRIBUTION IN       PAID-IN
                                                    SHARES       CAPITAL       EXCESS OF EARNINGS      CAPITAL
                                                    -------     ----------     -------------------     -------
      Issuance of Series A Preferred Stock....      $    --      $      --         $     --             $87,000
      Mid-America's historical stockholders'
         equity...............................      $    83        119,730          (43,417)                 --
                                                    -------      ---------      -----------             -------
        Pro forma adjustment                        $   (83)     $(119,730)        $ 43,417             $87,000
                                                    =======      =========      ===========             =======

                           BRADLEY REAL ESTATE, INC.

                       PRO FORMA CONDENSED BALANCE SHEET
                     TO REFLECT PRIOR BRADLEY TRANSACTIONS
                                 MARCH 31, 1998
                                  (UNAUDITED)

    From April 1, 1998 through June 22, 1998, Bradley has acquired an additional seven shopping centers and has entered into contracts to acquire an additional seven shopping centers, which management believes will close. The aggregate price of these transactions is expected to be approximately $155 million. Management currently expects to fund the Pending Acquisitions through the assumption of existing mortgage loans and with the bank line of credit.
Although management deems the Pending Acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further, there can be no assurance that the method of financing the Pending Acquisitions will be as currently estimated.

    Subsequent to March 31, 1998, Bradley entered into a contract to sell One North State for approximately $84.5 million subject to normal and customary closing costs and adjustments with the proceeds assumed to be used to pay down Bradley's line of credit. In addition, in May 1998, Bradley sold Holiday Plaza, a shopping center in Cedar Falls, Iowa, for approximately $1.9 million.

    The unaudited Pro Forma Condensed Balance Sheet of Bradley is presented as if the acquisitions (including the Pending Acquisitions), and the dispositions (including the probable disposition), described above, had been consummated on March 31, 1998.

                                              MARCH 31, 1998     ACQUISITION      DISPOSITION
                                                HISTORICAL     ADJUSTMENTS (A)  ADJUSTMENTS (B)  PRO FORMA
                                              ---------------  ---------------  ---------------  ----------
                                                          (IN THOUSANDS EXCEPT PER SHARE DATA)

ASSETS

Real estate investments --at cost...........        $660,096         $154,966         $     --    $815,062
Accumulated depreciation and amortization...         (44,582)              --               --     (44,582)
                                                    --------   --------------         --------    --------
Net real estate investments.................         615,514          154,966               --     770,480
Real estate investments held for sale.......          54,565               --          (54,565)         --
Other assets:
 Cash and cash equivalents..................           2,505               --               --       2,505
 Rents and other receivables................          14,117               --           (1,997)     12,120
 Deferred charges, net and other assets.....          18,223               --             (524)     17,699
                                                    --------   --------------         --------    --------
Total assets................................        $704,924         $154,966         $(57,086)   $802,804
                                                    ========   ==============         ========    ========

LIABILITIES AND SHARE OWNERS' EQUITY

Mortgage loans..............................          50,966           29,752               --      80,718
Unsecured notes payable.....................         199,496               --               --     199,496
Line of credit..............................          79,100          125,214          (84,835)    119,479
Accounts payable, accrued expenses and
 other liabilities..........................          27,798               --           (3,327)     24,471
                                                    --------   --------------         --------    --------
Total liabilities...........................         357,360          154,966          (88,162)    424,164
                                                    --------   --------------         --------    --------
Minority interest...........................          19,146               --              657      19,803
                                                    --------   --------------         --------    --------

Share owners' equity
 Common stock at par........................             237               --               --         237
 Additional paid-in capital.................         343,733               --               --     343,733
 Accumulated earnings in excess
  of distributions..........................         (15,552)              --           30,419      14,867
                                                    --------   --------------         --------    --------

Total share owners' equity..................         328,418               --           30,419     358,837
                                                    --------   --------------         --------    --------

Total liabilities and share owners' equity..        $704,924         $154,966         $(57,086)   $802,804
                                                    ========   ==============         ========    ========


EXPLANATORY NOTES

(A) Adjustments represent Acquisition Properties acquired subsequent to March 31, 1998 that have been completed, or that are probable of completion.

(B) Adjustments represent the sale of Holiday Plaza subsequent to March 31, 1998, and the probable disposition of One North State for net sales proceeds of approximately $1.9 million and $84.5 million subject to normal and customary closing costs and adjustments, respectively, and the application of the net proceeds to pay down Bradley's line of credit.

                           BRADLEY REAL ESTATE, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

    This unaudited Pro Forma Condensed Combined Statement of Income is presented as if the Mid-America Merger and all the Prior Bradley Transactions (see Note A) had been consummated on January 1,1997 and with Bradley qualifying as a REIT, distributing all of its taxable income and, therefore, incurring no federal income tax expense during the period January 1, 1997 through March 31, 1998.
The Mid-America Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of Bradley's management, all adjustments necessary to reflect the effects of these transactions have been made. The accompanying Pro Forma Condensed Combined Statement of Income has been prepared based on pro forma adjustments to pro forma and historical financial statements of Bradley and historical financial statements of Mid-America.

    This unaudited Pro Forma Condensed Combined Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of Bradley would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Combined Statement of Income should be read in conjunction with, and is qualified in its entirety by the Pro Forma Condensed Statement of Income to reflect Prior Bradley Transactions and the respective historical financial statements and the notes thereto of Bradley and Mid-America.


                                                                 THREE MONTHS ENDED MARCH 31, 1998
                                                   --------------------------------------------------------------
                                                                                                       BRADLEY
                                                                                                      PRO FORMA
                                                        PRIOR                         PRO FORMA       AS ADJUSTED
                                                       BRADLEY                       MID-AMERICA         FOR
                                                      PRO FORMA      MID-AMERICA        MERGER       MID-AMERICA
                                                   TRANSACTIONS(A)  HISTORICAL(B)     ADJUSTMENTS       MERGER
                                                   ---------------  --------------  ---------------  ------------
                                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Income:
 Rental income...................................   $    29,821          $5,646     $     --         $    35,467
 Other income....................................           640             166              --              806
                                                    -----------          ------     -----------      -----------
   Total revenue.................................        30,461           5,812              --           36,273
                                                    -----------          ------     -----------      -----------

Expenses:
 Operations, maintenance and management..........         4,408             899              --            5,307
 Real estate taxes...............................         5,031             760              --            5,791
 Mortgage and other interest.....................         7,224           1,341            (173)(C)        8,392
 General and administrative......................         1,403             544            (323)(D)        1,624
 Depreciation and amortization...................         5,793           1,238         (470)(E)           6,561
                                                    -----------          ------     -----------      -----------
   Total expenses................................        23,859           4,782            (966)          27,675
                                                    -----------          ------     -----------      -----------

Income before equity in earnings of partnership
 and allocation to minority interest.............         6,602           1,030             966            8,598
Equity in earnings of partnership................            --             265     65(E)                    330
Income allocated to minority interest............          (383)             --              --             (383)
                                                    -----------          ------     -----------      -----------

Net income.......................................         6,219           1,295           1,031            8,545
Preferred share distributions....................            --              --          (1,827)(F)       (1,827)
                                                    -----------          ------     -----------      -----------
Net income attributable to common stock..........   $     6,219          $1,295          $ (796)     $     6,718
                                                    ===========          ======     ===========      ===========

Weighted average number of
 common shares outstanding-basic(G)..............    23,532,849                                       23,532,849
Basic net income per
 common share(G).................................         $0.26                                            $0.29
                                                    ===========                                      ===========

____________________

Notes to Pro Forma Condensed Combined Statement of Income

(A) See page F-33 for the pro forma condensed statement of income giving effect to Prior Bradley Transactions.

(B) Represents historical operating results as reported by Mid-America for the three months ended March 31, 1998.

(C) Represents the net reduction in interest expense for the prepayment of certain Mid-America mortgage indebtedness with Bradley's line of credit at Bradley's current interest rate of 6.5%, combined with the reduction in interest expense to reflect the estimated market interest rate of approximately 7.25%, in accordance with the purchase method of accounting, partially offset by an increase in interest expense for the payment of fees and expenses related to the Mid-America Merger of approximately $4,850,000, at an interest rate of 6.5%, as follows (in thousands):


    Elimination of historical interest on mortgages expected to be prepaid..................  $(528)
    Interest on Bradley's line of credit expected to be used to prepay debt.................    413
    Reduction of Mid-America interest to reflect a market rate..............................   (137)
    Interest on Bradley's line of credit for Mid-America Merger fees
      and expenses..........................................................................     79
                                                                                              -----

    Pro forma adjustment....................................................................  $(173)
                                                                                              =====

(D) Represents general and administrative cost savings which have been estimated based upon historical costs for those items which are expected to be eliminated as a result of the Mid-America Merger, as follows (in thousands):


    Salaries and benefits...............................  $227
    D&O insurance and director fees.....................    46
    Professional fees...................................    37
    Other...............................................    13
                                                          ----

    Pro forma adjustment................................  $323
                                                          ====

(E) Depreciation and amortization changes relate to recording Mid-America's properties at Bradley's purchase price, the related depreciation utilizing an estimated useful life of 39 years and a depreciable basis of approximately $119,771,000, and the elimination of historical amortization of Mid-America deferred assets in accordance with the purchase method of accounting, as follows (in thousands):


     Pro forma depreciation expense ($119,771 over 39 years)............   $768
     Mid-America depreciation and amortization.......................... (1,238)
                                                                         ------
     Pro forma adjustment...............................................  $(470)
                                                                         ======


   The pro forma adjustment to the equity in earnings of partnership reflects the adjustment to depreciation and amortization of the partnership resulting from recording the investment in partnership at Bradley's purchase price.

(F) Preferred share distributions are calculated using an annual dividend rate of $2.10 per share for 3,480,000 shares of Series A Preferred Stock pro rated for the period presented.

(G) A reconciliation of the numerator and denominator used to compute basic earnings per share ("EPS") to the numerator and denominator used to compute diluted EPS is as follows:

                                                          BRADLEY AS ADJUSTED FOR MID-AMERICA MERGER
                                                            NUMERATOR     DENOMINATOR     PER SHARE
                                                          -------------  --------------  -----------
     Basic EPS:
     Net income attributable to common stock..............   $6,718,000      23,532,849        $0.29

     Effect of dilutive securities:
     Dilutive options exercised...........................           --          54,379
     Conversion of LP Units...............................      383,000       1,435,311
                                                             ----------      ----------

     Diluted EPS:
     Net income attributable to common stock..............   $7,101,000      25,022,539        $0.28
                                                             ==========      ==========  ===========

                           BRADLEY REAL ESTATE, INC.

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                     TO REFLECT PRIOR BRADLEY TRANSACTIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

     During the period from January 1, 1998 through June 22, 1998, Bradley acquired 12 shopping centers at an aggregate cost of approximately $98.8 million (the "Completed Acquisitions"). Consideration paid for such acquisitions included cash (provided primarily from the bank line of credit) and assumption of mortgage indebtedness. In addition, as of June 22, 1998, Bradley has entered into contracts to acquire an additional seven shopping centers (the "Pending Acquisitions") for an estimated aggregate purchase price of approximately $89.6 million. Management currently expects to fund the Pending Acquisitions with the bank line of credit and the assumption of mortgage indebtedness. Although management deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further, there can be no assurance that the method of financing such acquisitions will be as currently estimated. The Prior Bradley Transactions do not include the Mid-America Merger.

     On January 28, 1998, Bradley, through the Operating Partnership, issued $100 million of 7.2% ten-year unsecured Notes maturing January 15, 2008 (the "January 1998 Debt Issuance"). The effective interest rate on the unsecured Notes is approximately 7.61%. The issue was rated "BBB-" by Standard & Poor's Investment Services and "Baa3" by Moody's Investor's Services. Proceeds from the offering were used to reduce the outstanding borrowings under the line of credit.

     On February 18, 1998, Bradley issued 392,638 shares of common stock to a unit investment trust at a price based upon the then market value of $20.375 per share (the "February 1998 Stock Offering"). Net proceeds from the offering of approximately $7.6 million were contributed to the Operating Partnership and were used to reduce outstanding borrowings under the line of credit.

     Subsequent to March 31, 1998, Bradley entered into a contract to sell One North State for approximately $84.5 million subject to normal and customary closing costs and adjustments, with the proceeds assumed to be used to pay down Bradley's line of credit. In addition, in May 1998, Bradley sold Holiday Plaza, a shopping center in Cedar Falls, Iowa, for approximately $1.9 million.

     The unaudited Pro Forma Condensed Statement of Income of Bradley is presented as if the Property Acquisitions (including the Pending Acquisitions), the dispositions (including the probable disposition), the January 1998 Debt Issuance, and the February 1998 Stock Offering, described above, had been consummated on January 1, 1997, and with Bradley qualifying as a REIT and, therefore, incurring no federal income tax expense during the period January 1, 1997 through March 31, 1998.

                                                         OTHER
                                       ACQUISITION    ACQUISITION     DISPOSITION       OTHER
                                        HISTORICAL   PROPERTIES (A)  PROPERTIES(B)  PROPERTIES (C)   ADJUSTMENTS    PRO FORMA
                                       ------------  --------------  -------------  --------------  --------------  ----------
                                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
 Rental income.......................  $    28,736          $3,079         $1,803         $(3,797)  $        --       $29,821
 Other income........................          619              21             --              --            --           640
                                       -----------          ------         ------         -------   -----------       -------
   Total revenue.....................       29,355           3,100          1,803          (3,797)           --        30,461
                                       -----------          ------         ------         -------   -----------       -------

Expenses:
 Operations, maintenance and
   management........................        4,333             387            210            (522)           --         4,408
 Real estate taxes...................        5,481             302            307          (1,059)           --         5,031
 Mortgage and other interest.........        5,558              --             --              --         1,666(D)      7,224
 General and administrative..........        1,403              --             --              --            --         1,403
 Depreciation and amortization.......        4,963              --             --              --         830(E)        5,793
                                       -----------          ------         ------         -------   -----------       -------
   Total expenses....................       21,738             689            517          (1,581)        2,496        23,859
                                       -----------          ------         ------         -------   -----------       -------

Income before provision for loss
on real estate investment
 and minority interest...............       7,617           2,411          1,286          (2,216)       (2,496)        6,602
Provision for loss on real estate
 investment..........................        (875)             --             --             875            --            --
                                       -----------          ------         ------         -------   -----------       -------
Income before allocation
 to minority interest................       6,742           2,411          1,286          (1,341)       (2,496)        6,602
Income allocated to
 minority interest...................        (391)             --             --              --             8          (383)
                                       -----------          ------         ------         -------   -----------       -------
Net Income attributable
 to common stock.....................  $    6,351           $2,411         $1,286         $(1,341)  $    (2,488)      $ 6,219
                                       ===========          ======         ======         =======   ===========       =======

Weighted average common
shares outstanding  --basic(F).......  23,301,629                                                                  23,532,849
Basic and diluted income per
 common share: (F)...................  $     0.27                                                                  $     0.26
                                      ===========                                                                 ===========

EXPLANATORY NOTES

(A) Increase represents historical operating revenues and expenses of the Completed Acquisitions and Pending Acquisitions for which financial statements are included in this Form 8-K, for the period Bradley did not own such properties.

(B) Increase represents historical operating revenues and expenses of the Completed Acquisitions and the Pending Acquisitions for which financial statements are not included in this Form 8-K, for the period Bradley did not own such properties.

(C) Decrease represents the elimination of historical operating revenues and expenses of properties sold or probable of being sold subsequent to March 31, 1998.

(D) Mortgage and other interest has been increased to reflect the pro forma borrowings for Property Acquisitions for the period during which Bradley did not own such properties, net of the reduction for the application of net proceeds from the property dispositions and the February 1998 Stock Offering to pay down the line of credit for the period during which Bradley owned such properties, and for the period preceding the stock offering at an interest rate of 6.50%, which was Bradley's approximate borrowing rate at May 30, 1998. Mortgage and other interest has been increased for the January 1998 Debt Issuance for the period preceding the issuance. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $11,000.


       Increase in interest expense attributable to
         acquisition activities..........................     $ 3,007
       Decrease in interest expense attributable to
         disposition activities..........................      (1,360)
       Decrease in interest expense attributable to
         the February 1998 Stock Offering................         (65)
       Net increase in interest expense attributable to
         the January 1998 Debt Issuance..................          84
                                                              -------

       Pro forma adjustment..............................     $ 1,666
                                                              =======

(E) Depreciation and amortization has been increased to give effect to recording the Property Acquisitions (including the Pending Acquisitions) over a depreciable life of 39 years, for the period which Bradley did not own such properties, net of the reduction for properties sold or probable of being sold subsequent to March 31, 1998 for the period which Bradley owned such properties, as follows:


               Increase in depreciation and amortization
                 attributable to acquisition activities.................   $887
               Decrease in depreciation and amortization
                 attributable to disposition activities.................    (57)
                                                                           ----

               Pro forma adjustment.......................                 $830
                                                                           ====

(F) A reconciliation of the numerator and denominator used to compute basic earnings per share ("EPS") to the numerator and denominator used to compute diluted EPS is as follows:


                                    BRADLEY HISTORICAL                BRADLEY PRO FORMA
                                  NUMERATOR   DENOMINATOR  PER SHARE      NUMERATOR      DENOMINATOR  PER SHARE
                                  ----------  -----------  ---------  -----------------  -----------  ---------

Basic EPS:
Net income attributable to
 common stock...................  $6,351,000   23,301,629   $   0.27         $6,219,000   23,532,849      $0.26

Effect of dilutive securities:
Dilutive options exercised......          --       54,379         --             54,379
Conversion of LP Units..........     391,000    1,435,311    383,000          1,435,311
                                  ----------   ----------   --------         ----------

Diluted EPS:
Net income attributable to
    common stock                  $6,742,000   24,791,319   $   0.27         $6,602,000   25,022,539      $0.26
                                  ==========   ==========   ========         ==========  ===========  =========

                           BRADLEY REAL ESTATE, INC.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

    The unaudited Pro Forma Condensed Combined Statement of Income is presented as if the Mid-America Merger and all the Prior Bradley Transactions (see Note A) had been consummated on January 1, 1997, and with Bradley qualifying as a REIT and, therefore, incurring no federal income tax expense during the period January 1, 1997 through December 31, 1997. The Mid-America Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of Bradley's management, all adjustments necessary to reflect the effects of these transactions have been made. The accompanying Pro Forma Condensed Combined Statement of Income has been prepared based on pro forma adjustments to pro forma and historical financial statements of Bradley and historical financial statements of Mid-America.

    This unaudited Pro Forma Condensed Combined Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of Bradley would have been for the periods presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Combined Statement of Income should be read in conjunction with, and is qualified in its entirety by the Pro Forma Condensed Statement of Income to reflect Prior Bradley Transactions and by the respective historical financial statements and the notes thereto of Bradley and Mid-America.

                                                                    YEAR ENDED DECEMBER 31, 1997
                                                 ------------------------------------------------------------------
                                                                                                         BRADLEY
                                                      PRIOR                           PRO FORMA         PRO FORMA
                                                     BRADLEY                         MID-AMERICA      AS ADJUSTED FOR
                                                    PRO FORMA      MID-AMERICA          MERGER         MID-AMERICA
                                                 TRANSACTIONS(A)  HISTORICAL(B)       ADJUSTMENTS         MERGER
                                                 ---------------  --------------  -------------------  ------------
                                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
 Rental income.................................      $116,453         $22,478             $    --      $   138,931
 Other income..................................         1,632             787                  --            2,419
                                                     --------         -------     ---------------      -----------
   Total revenue...............................       118,085          23,265                  --          141,350
                                                     --------         -------     ---------------      -----------

Expenses:
 Operations, maintenance and
   management..................................        16,478           4,316                  --           20,794
 Real estate taxes.............................        19,069           2,952                  --           22,021
 Mortgage and other interest...................        27,739           5,539                (845)(C)       32,433
 General and administrative....................         5,123           1,985              (1,300)(D)        5,808
 Non-recurring stock based
   compensation................................         3,415              --                  --            3,415
 Depreciation and amortization.................        21,111           4,981              (1,910)(E)       24,182
                                                     --------         -------     ---------------      -----------
   Total expenses..............................        92,935          19,773              (4,055)         108,653
                                                     --------         -------     ---------------      -----------

Income before net gain on sale of properties,
 equity in earnings of partnership and
 minority interest.............................        25,150           3,492               4,055           32,697
Net gain on sale of properties.................            --             130                (130)              --
Equity in earnings of partnership..............            --           1,026                 260(E)         1,286
Income allocated to minority
 interest......................................        (1,568)             --                  --           (1,568)
                                                     --------         -------     ---------------      -----------
Income from operations.........................        23,582           4,648               4,185           32,415

Preferred Share Distributions..................            --              --              (7,308)(F)       (7,308)
                                                     --------         -------     ---------------      -----------

Income from operations attributable to
 common stock..................................      $ 23,582         $ 4,648             $(3,123)     $    25,107
                                                     --------         =======     ===============      ===========

Weighted average common shares
 outstanding-basic(G)..........................    22,963,982                                           22,963,982

Basic and diluted income from operations
 per common share(G)...........................        $1.03                                                $1.09
                                                     ========                                          ===========

____________________

Notes to Pro Forma Condensed Combined Statement of Income

(A) See page F-39 for the pro forma condensed statement of income giving effect to Prior Bradley Transactions.

(B) Represents historical operating results as reported by Mid-America for the year ended December 31, 1997.

(C) Represents the net reduction in interest expense for the prepayment of certain Mid-America mortgage indebtedness with Bradley's line of credit at Bradley's current interest rate of 6.5%, combined with the reduction in interest expense to reflect the estimated market interest rate of approximately 7.25%, in accordance with the purchase method of accounting, partially offset by an increase in interest expense for the payment of fees and expenses related to the Mid-America Merger of approximately $4,850,000, at an interest rate of 6.5%, as follows (in thousands):


     Elimination of historical interest on mortgages expected to be prepaid...  $(2,263)
     Interest on Bradley's line of credit expected to be used to prepay debt..    1,652
     Reduction of Mid-America interest to reflect a market rate...............     (549)
     Interest on Bradley's line of credit for Mid-America Merger fees
         and expenses.........................................................      315
                                                                                -------

     Pro forma adjustment.....................................................  $  (845)
                                                                                =======

(D) Represents general and administrative cost savings which have been estimated based upon historical costs for those items which are expected to be eliminated as a result of the Mid-America Merger, as follows (in thousands):


     Salaries and benefits............  $  906
     D&O Insurance and director fees..     230
     Professional fees................     136
     Other............................      28
                                        ------

     Pro forma adjustment.............  $1,300
                                        ======

(E) Depreciation and amortization changes relate to recording Mid-America's properties at Bradley's purchase price, and related depreciation utilizing an estimated useful life of 39 years and a depreciable basis of approximately $119,771,000, and the elimination of historical amortization of Mid-America's deferred assets in accordance with the purchase method of accounting, as follows (in thousands)

     Pro forma depreciation expense ($119,771 over 39 years)........  $3,071
     Mid-America depreciation and amortization......................  (4,981)
                                                                      ------
     Pro forma adjustment........................................... $(1,910)
                                                                     =======

    The pro forma adjustment to the equity in earnings of partnership reflects the adjustment to depreciation and amortization of the partnership resulting from recording the investment in partnership at Bradley's purchase price.

(F) Preferred share distributions are calculated using an annual dividend rate of $2.10 per share for 3,480,000 shares of Series A Preferred Stock.

(G) A reconciliation of the numerator and denominator used to compute basic earnings per share ("EPS") to the numerator and denominator used to compute diluted EPS is as follows:


                                               BRADLEY AS ADJUSTED FOR MID-AMERICA MERGER
                                                 NUMERATOR      DENOMINATOR    PER SHARE
                                               --------------  -------------  -----------

     Basic EPS:
     Income from operations attributable to
       common stock..........................     $25,107,000     22,963,982        $1.09

     Effect of dilutive securities:
     Stock options...........................              --         42,451
     Stock-based compensation................              --            315
     Conversion of LP Units..................       1,568,000      1,523,587
                                               --------------     ----------

     Diluted EPS:
     Income from operations attributable to
       common stock..........................     $26,675,000     24,530,335        $1.09
                                               ==============     ==========  ===========


                           BRADLEY REAL ESTATE, INC.

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                     TO REFLECT PRIOR BRADLEY TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

    During 1997, Bradley acquired 25 shopping centers aggregating over 3.1 million square feet of GLA for an aggregate cost of approximately $189.3 million and from January 1, 1998 through June 22, 1998, has acquired 12 properties aggregating 1.5 million square feet of GLA for an aggregate acquisition price of approximately $98.8 million. Consideration paid for such acquisitions included cash (provided primarily from the bank line of credit), assumption of mortgage indebtedness and the issuance of Units of the Operating Partnership to contributors of properties acquired. In addition, as of June 22, 1998, Bradley has entered into contracts to acquire an additional seven Pending Acquisitions for an estimated purchase price of approximately $89.6 million. Management currently expects to fund the Pending Acquisitions with the bank line of credit and the assumption of mortgage indebtedness. Although management deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further, there can be no assurance that the method of financing such acquisitions will be as currently estimated.
During the period from January 1, 1997 through June 22, 1998, Bradley sold five shopping centers for net proceeds of approximately $21.3 million utilizing the net proceeds to pay-down the line of credit. The Prior Bradley Transactions do not include the Mid-America Merger.

    In December 1997, Bradley entered into a new $200 million unsecured line of credit facility with a syndicate of banks, replacing the previous $150 million unsecured line of credit. The line of credit bears interest at a rate equal to the lowest of (i) the lead bank's base rate, (ii) a spread over LIBOR ranging from 0.70% to 1.25% depending on the credit rating assigned by national credit rating agencies, or (iii) for amounts outstanding up to $100 million, a competitive bid rate solicited from the syndicate of banks. Based on the current credit rating assigned by Standard & Poor's and Moody's, the spread over LIBOR is 1.00%, which represents a reduction in the spread over LIBOR from the previous $150 million line of credit by 0.50%.

    On November 26, 1997, Bradley prepaid a REMIC mortgage note (the "REMIC Prepayment") primarily with the proceeds of an offering of $100 million of 7% unsecured Notes due November 15, 2004 (the "November 1997 Debt Issuance"). The effective interest rate on the unsecured Notes is approximately 7.19%. The issue was rated "BBB-" by Standard & Poor's and "Baa3" by Moody's.

    In December 1997, Bradley issued 1,290,000 shares of common stock pursuant to two separate public offerings (the "December 1997 Stock Offerings"). Net proceeds from the offerings, approximately $24.9 million, were contributed to the Operating Partnership and were used to reduce outstanding borrowings under the line of credit.

    On January 28, 1998, Bradley through the Operating Partnership issued $100 million, 7.2% ten-year unsecured Notes maturing January 15, 2008 (the "January 1998 Debt Issuance"). The effective interest rate on the unsecured Notes is approximately 7.61%. The issue was rated "BBB-" by Standard & Poor's and "Baa3" by Moody's. Proceeds from the issue were used to reduce the outstanding borrowings under the line of credit.

    On February 18, 1998, Bradley issued 392,638 shares of common stock to a unit investment trust at a price based upon the then market value of $20.375 per share (the "February 1998 Stock Offering"). Net proceeds from the offering of approximately $7.6 million were contributed to the Operating Partnership and were used to reduce outstanding borrowings under the line of credit.

    Subsequent to March 31, 1998, Bradley entered into a contract to sell One North State for approximately $84.5 million subject to normal and customary closing costs and adjustments, with the proceeds assumed to be used to pay down Bradley's line of credit.

    The unaudited Pro Forma Condensed Statement of Income is presented as if all of the acquisitions (including the Pending Acquisitions), the dispositions (including the probable disposition), the replacement of the previous line of credit with the new line of credit, the REMIC Prepayment, the November 1997 Debt Issuance, the December 1997 Stock Offerings, the January 1998 Debt Issuance, and the February 1998 Stock Offering, described above, had been consummated on January 1, 1997, and with Bradley qualifying as a REIT and, therefore, incurring no federal income tax expense during the period January 1, 1997 through December 31, 1997.


                                                           OTHER
                                         ACQUISITION    ACQUISITION     DISPOSITION       OTHER
                                          HISTORICAL   PROPERTIES (A)  PROPERTIES(B)  PROPERTIES (C)   ADJUSTMENTS    PRO FORMA
                                         ------------  --------------  -------------  --------------  --------------  ----------
                                                                  (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
 Rental income.........................  $    96,115         $11,915        $25,988        $(17,565)     $     --      $116,453
 Other income..........................        1,437              47            142               6            --         1,632
                                         -----------         -------        -------        --------   -----------      --------
   Total revenue.......................       97,552          11,962         26,130         (17,559)           --       118,085
                                         -----------         -------        -------        --------   -----------      --------

Expenses:
 Operations, maintenance
   and management......................       14,012           1,680          3,642          (2,856)           --        16,478
 Real Estate taxes.....................       18,398           1,186          4,105          (4,620)           --        19,069
 Mortgage and other
   interest............................       16,562              --             --              --        11,177(D)     27,739
 General and administrative............        5,123              --             --              --            --         5,123
 Non-recurring stock-based
   compensation........................        3,415              --             --              --            --         3,415
 Depreciation and
   amortization........................       16,606              --             --              --       4,505(E)       21,111
                                         -----------         -------        -------        --------   -----------      --------
 Total expenses........................       74,116           2,866          7,747          (7,476)       15,682        92,935
                                         -----------         -------        -------        --------   -----------      --------

Income before net gain on sale of
   properties and extraordinary
   item................................       23,436           9,096         18,383         (10,083)      (15,682)       25,150
Net gain on sale of properties.........        7,438              --             --          (7,438)           --            --
                                         -----------         -------        -------        --------   -----------      --------
Income before extraordinary item and
   allocation to minority interest.....       30,874           9,096         18,383         (17,521)      (15,682)       25,150
Income allocated to minority interest..       (1,116)             --             --              --          (452)       (1,568)
                                         -----------         -------        -------        --------   -----------      --------
Income before extraordinary item.......  $    29,758         $ 9,096        $18,383        $(17,521)     $(16,134)     $ 23,582
                                         ===========         =======        =======        ========   ===========      ========

Weighted average shares
   outstanding -- basic(F).............   21,776,146                                                                 22,963,982

Basic and diluted income per
   common share:
 Income before extraordinary item(F)...        $1.36                                                                      $1.03
                                         ===========                                                                   ========


EXPLANATORY NOTES

(A) Increase represents historical operating revenues and expenses of the Completed Acquisitions, Pending Acquisitions and properties acquired in 1997 for which financial statements are included in this Form 8-K, for the period Bradley did not own such properties.
(B) Increase represents historical operating revenues and expenses of Completed Acquisitions, Pending Acquisitions and properties acquired in 1997 for which financial statements are not included in this Form 8-K, for the period Bradley did not own such properties.
(C) Decrease represents the elimination of historical operating revenues and expenses and net gain on sale of properties disposed of during 1997 and 1998 or probable of being sold for the period during which Bradley owned such properties.

(D) Mortgage and other interest has been increased to reflect the pro forma borrowings for property acquisitions for the period during which Bradley did not own such properties, net of the reduction for the application of net proceeds from the property dispositions and the December 1997 and February 1998 Stock Offerings to pay down the line of credit for the period during which Bradley owned such properties, and for the period preceding the Stock Offerings, at an interest rate of 6.50%, which was Bradley's approximate borrowing rate at May 30, 1998. Mortgage and other interest has been increased for the November 1997 and January 1998 Debt Issuances, net of the reduction for the application of net proceeds of such Debt Issuances to pay down the $100 million REMIC Note and the line of credit, respectively, at the applicable effective interest rates. Mortgage and other interest has been decreased by the net reduction in interest expense resulting from the December 1997 paydown of the existing line of credit facility with proceeds from the new line of credit facility. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $19,000.


               Increase in interest expense attributable to
               acquisition activities............................  $18,885
               Decrease in interest expense attributable to
                 disposition activities..........................   (6,369)
               Decrease in interest expense attributable to
                 the Stock Offerings.............................   (1,987)
               Net increase in interest expense attributable to
                 the Debt Issuances..............................    1,092
               Net decrease in interest expense attributable to
                 the paydown of the existing line of credit
                 facility with proceeds from the new line of
                 credit facility.................................     (444)
                                                                   -------
               Pro forma adjustment..............................  $11,177
                                                                   =======

(E) Depreciation and amortization has been increased to give effect to recording the property acquisitions (including Pending Acquisitions) over a depreciable life of 39 years, for the period which Bradley did not own such properties, net of the reduction for properties disposed for the period which Bradley owned such properties, as follows:


               Increase in depreciation and amortization
                 attributable to acquisition activities........................   $ 5,899
               Decrease in depreciation and amortization
                 attributable to disposition activities........................    (1,394)
                                                                                  -------

               Pro forma adjustment............................................   $ 4,505
                                                                                  =======

(F) A reconciliation of the numerator and denominator used to compute basic earnings per share ("EPS") to the numerator and denominator used to compute diluted EPS is as follows:


                                       BRADLEY HISTORICAL              BRADLEY PRO FORMA
                                     NUMERATOR   DENOMINATOR  PER SHARE    NUMERATOR   DENOMINATOR  PER SHARE
                                    -----------  -----------  ----------  -----------  -----------  ---------

Basic EPS:
Income before extraordinary item..  $29,758,000   21,776,146  $     1.36  $23,582,000   22,963,982      $1.03

Effect of dilutive securities:
Stock options.....................           --       42,451                       --       42,451
Stock-based compensation..........           --          315                       --          315
Conversion of LP Units............    1,116,000      799,938                1,568,000    1,523,587
                                    -----------   ----------               ----------  -----------

Diluted EPS:
Income before extraordinary item..  $30,874,000   22,618,850  $     1.36  $25,150,000   24,530,335      $1.03
                                    ===========   ==========  ==========  ===========  ===========  =========
